Exhibit 99

Investor Contact:

Media Contact:

Emma Jo Kauffman

Andrea Ewin Turner

(615) 855-5525

(615) 855-5209

DOLLAR GENERAL PRESIDENT AND COO RESIGNS;

COMPANY INITIATES SEARCH FOR SUCCESSOR

GOODLETTSVILLE, Tenn. — May 7, 2003 —Dollar General Corporation (NYSE: DG) announced today that Donald S. Shaffer, President and Chief Operating Officer, has resigned effective May 7, 2003 to pursue other opportunities.  Mr. Shaffer had been President and Chief Operating Officer since May 2001.  He also served as Acting Chief Executive Officer from November 2002 through April 2, 2003.

“Don has done a remarkable job of successfully steering this Company through some difficult times over the last two years,” said David A. Perdue, the Company’s Chief Executive Officer.  “His integrity and steady leadership have helped keep Dollar General on course.  We wish Don and his family the best of luck in their future endeavors.”  Mr. Perdue also noted that the Company has initiated a search for a new President / Chief Operating Officer.

Dollar General is a Fortune 500® discount retailer with 6,329 neighborhood stores in 27 states as of May 2, 2003.  Dollar General stores offer convenience and value to its customers, by offering consumable basics, items that are frequently used and replenished, such as food snacks, health and beauty aids and cleaning supplies, as well as an appealing selection of basic apparel, housewares and seasonal items at everyday low prices.  The typical Dollar General store has 6,700 square feet of selling space and is located within five miles of its target customers.

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